As filed with the Securities and Exchange Commission on  August 24 , 2011

Registration No. 333 -175337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAINBOW INTERNATIONAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	3231	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Rainbow International, Corp.

Pekarska 36

Brno

Czech Republic 60200.

 (786) 715-1147

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074

(786) 246-2677

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(3)	$80,000	$9.28
TOTAL	2,000,000		$-		$80,000	9.28

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 24 , 2011

PRELIMINARY PROSPECTUS

Rainbow International, Corp.

2,000,000 Shares of Common Stock at $0.04 per share

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Rainbow International, Corp., a Nevada corporation (“we”, “us”, “our”, “Rainbow International”, “Company” or similar terms).  There is no minimum for this Offering.  The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.  We will pay all expenses incurred in this Offering.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 25% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 75% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold
Common Stock	$0. 04	Not Applicable	$20,000	$40,000	$60,000	$80,000
Totals	$0.04	Not Applicable	$20,000	$40,000	$60,000	$80, 000

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is a direct primary being conducted on a self-underwritten, basis, which means our President, Vladimir Bibik, will attempt to sell the shares.  There is no commitment by any person to purchase any shares.  Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter.  Our officers and directors will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.  We have not made any arrangements to place funds in an escrow, trust or similar account.   Any funds received as part of the offering will be immediately deposited into our bank account and will be immediately available to us for our immediate use.  If we fail to raise enough capital to commence operations, you may lose your entire investment.   Additionally , if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  Similarly,   i f a creditor sues us and obtains a judgment against us, the creditor could garnish our bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription . If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 6.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2011

TABLE OF CONTENTS

Prospectus Summary	5
Cautionary Statement Regarding Forward-Looking Statements	7
Risk Factors	7
Use of Proceeds	15
Determination of Offering Price	16
Dilution	17
Management’s Discussion and Analysis of Financial Condition And Results of Operations	18
Description of Business	22
Facilities	25
Employees and Employment Agreements	25
Legal Proceedings	25
Directors, Executive Officers, Promoter and Control Persons	26
Executive Compensation	27
Certain Relationships and Related Transactions	28
Security Ownership of Certain Beneficial Owners and Management	28
Plan of Distribution	29
Description of Securities	30
Disclosure of Commission Position Indemnification for Securities Act Liabilities	31
Legal Matters	31
Interests of Named Experts and Counsel	31
Experts	31
Available Information	32
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	32
Index to the Financial Statements	F-1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 14, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on April 22, 2011 to engage in the development and operation of a business engaged in the distribution of Bohemian crystal produced in Czech Republic.  Our principal executive offices are located at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074.  Our phone number is (786) 715-1147.  We are a development stage company, we only just completed our first fiscal year end on March 31 and we have no subsidiaries.

We require a minimum funding of $20,000 to conduct our business over the next 12 months, and if we are unable to obtain this level of financing, our business may fail.

We are in the early stages of developing our plan to distribute Bohemian crystal, in forms including but not limited to vases, wine and champagne glasses, plates, trays, baskets, fruit bowls, boxes and decanters.  We currently have no revenues, no operating history, and no orders to purchase Bohemian crystal.  Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our Bohemian crystal distribution business and hire one salesperson (See “Business of the Company” and “Plan of Operations”).  We currently have commercial Bohemian crystal products available, but do not expect to be selling such Bohemian crystal until approximately 12 months following the completion of this offering.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director.  We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Supply Agreement, dated June 30, 2011, with Autodily Rachot S.R.O., a Czech Republic limited liability company (“Autodily Rachot”), which is an established distributor of Bohemian crystal.  Autodily Rachot is a large and well-established supplier and distributor of Bohemian crystal of almost any kind in the Czech Republic.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase up to an aggregate of $250,000 of Bohemian crystal products (including boxes, bowls, mini vases, vases, an assortment of drinking glasses, plates, trays and bowls)  at item prices identified in the Supply Agreement, for a term which expires December 31, 2012.  The prices to be paid by us under the Supply Agreement are fixed and can be changed only with a supplemental written agreement between Autodily Rachot and us.  The Supply Agreement with Autodily Rachot provides for no minimum purchase requirements.  Autodily Rachot is currently a distributor, and not a manufacturer, of Bohemian crystal products.

We received our initial funding of $3,000 through the sale of common stock to our sole officer and director, who purchased 3,000,000 shares at $0.001 per share.

Our financial statements from inception on April 22, 2011 through our first fiscal period ended May 31, 2011 report no revenues and a net loss of $(400). Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following is a brief summary of this Offering:

THE OFFERING

The Issuer:	Rainbow International, Corp.
Securities Being Offered:	2,000,000 shares of common stock
Price Per Share:	$0. 04
Common stock outstanding before the offering:	3,000,000 shares of common stock
Common stock outstanding after completion of the offering	5,000,000 shares of common stock (assuming the sale of all 2,000,000 shares being offered)
Duration of the Offering:

The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.

Manner of Offering	The offering is a self-underwritten, direct primary offering with no minimum purchase requirement.
Net Proceeds	$80,000 (assuming the sale of all 2,000,000 being offered)
Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Vladimir Bibik.
Anticipated Total Registration Costs:	We estimate our total offering registration costs to be approximately $7,010.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Information

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from April 22, 2011 (date of inception) to May 31, 2011, included on Page F-1 in this prospectus.

Financial Summary	May 31, 2011 ($)
Cash and Deposits	3,100
Total Assets	3,100
Total Liabilities	500
Total Stockholder’s Equity	2,600

Statement of Operations	Accumulated From April 22, 2011 (Inception) to May 31, 2011 ($)
Total Expenses	400
Net Loss for the Period	(400)

We have just commenced our operations and are currently without revenue.  Our accumulated deficit at May 31, 2011 was $(400). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

CAUTIONARY STATEMENT REGAR DING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.   The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on April 22, 2011 and have very limited operations.  We have not realized any revenues to date. Our proposed Bohemian crystal distribution business is under development and we do not have Bohemian crystal ready for commercial sale.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to May 31, 2011 is $(400). Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of purchasers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

• we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;

• we incur delays and additional expenses related to the development of our product or a commercial market for our product; or

• we are unable to create a substantial market for our products; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Because we have not generated any revenue from our business, and we are at least 12 months (from the date hereof) away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully market our product and to eventually distribute and use it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and we may go out of business.  We may need to issue additional equity securities in the future to raise the necessary funds.  We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of our Bohemian crystal products and our business model.  The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders.  Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us.  If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

The Bohemian crystal distribution market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The Bohemian crystal distribution market is fragmented and competitive.  Our competition varies by product line, customer classification and geographic market.  The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product.  We will compete with many local, regional and national Bohemian crystal distributors and dealers.  In addition, some Bohemian crystal suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future.  Additionally, distributors of products similar to those distributed by us, such as distributors of Polish crystal, may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors.  Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can.  We also expect to continue to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We depend on independent Bohemian crystal suppliers for our business to operate.

We are and will continue to be for the foreseeable future, substantially dependent on independent Bohemian crystal suppliers to deliver our Bohemian crustal products.  We do not have our own manufacturing facilities to produce Bohemian crystal.  We are and will continue to be for the foreseeable future, entirely dependent on third parties to supply Bohemian crystal to operate our Bohemian crystal distribution business.  We rely on third-party supply companies to supply Bohemian crystal and deliver it to us for resale.  We can make no assurance that we will be able to establish and maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.  As independent companies, these Bohemian crystal suppliers make their own business decisions.  Such suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability.  They may have the right to determine whether, and to what extent, they produce and distribute our products, likely some of our competitors’ products and their own products.   Some of the business for these Bohemian crystal suppliers will likely come from producing or selling our competitors’ products.  These Bohemian crystal suppliers may devote more resources to other products or take other actions detrimental to our brands. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer.  In addition, we will face risks associated with any Bohemian crystal supplier’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers.  Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for Bohemian crystal, our business will be materially and adversely affected.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in 2011.  Our success depends on our ability to build and maintain the brand image for our Bohemian crystal products and effectively build the brand image for any new products.  We cannot assure you, however, that any additional expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences.  Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products.  Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed.  Product recalls would negatively affect our profitability and brand image.

If we are unable to complete our plan to distribute our Bohemian crystal, we will not be able to generate revenues and you will lose your investment.

We have not completed our plan to distribute Bohemian crystal, and we have no revenues from the sale or use of our Bohemian crystal.  The success of our proposed business will depend on the completion of our plan and the acceptance of our Bohemian crystal products by the general public.  Achieving such acceptance will require significant marketing investment.  Once we are capable of distributing our Bohemian crystal products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Bohemian crystal products are not accepted at sufficient levels, our business will fail.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with luxury products, such as Bohemian crystal, which is not indispensable to maintaining a basic lifestyle.  Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

Because we will distribute our products to overseas, a disruption in the delivery of exported products may have a greater effect on us than on our competitors.

We will export our product from Czech Republic.  Because we export our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Europe and North America.  Deliveries of our products may be disrupted through factors such as:

• raw material shortages, work stoppages, strikes and political unrest;

• fuel price increases;

• problems with ocean shipping, including work stoppages and shipping;

• container shortages;

• increased inspections of import shipments or other factors causing delays in shipments; and

• economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mr. Bibik for all of our operations.  The loss of Mr. Bibik will have a substantial negative effect on our company and may cause our business to fail.  Mr. Bibik has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of Mr. Bibik’s services could prevent us from completing the development of our business distributing Bohemian crystal products and having revenues.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our business distributing Bohemian crystal products and have yet to generate revenues.  Our sole officer and director has no prior experience distributing or selling Bohemian crystal products or selling industry experience.  While we have plans for marketing and sales, there can be no assurance that such efforts will be successful.  There can be no assurance that our proposed Bohemian crystal products will gain wide acceptance in its target market or that we will be able to effectively market our product.

We may not be able to compete effectively against our competitors.

The market for Bohemian crystal distribution business is highly competitive and fragmented, with low barriers to entry.  The Company expects competition to intensify in the future.  We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources that are presently not available to us.  Numerous well-established companies are focusing significant resources on providing different kind of chandeliers that will compete with our products.  No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise.  In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our sole officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities.  We initially expect Mr. Bibik to spend approximately 20 hours a week on the business of our company.  As a result, demands for the time and attention from Mr. Bibik from our company and other entities may conflict from time to time.  Because we rely primarily on Mr. Bibik to maintain our business contacts and to promote our product, his limited devotion of time and attention to our business may hurt the operation of our business.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our sole officer and director, Mr. Bibik, beneficially owns 3,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock.  Assuming completion of the Maximum Offering, he will hold 60% of our issued and outstanding shares of common stock.  As a result, our sole officer and director will have significant influence to:

• Elect or defeat the election of our directors;

• amend or prevent amendment of our articles of incorporation or bylaws;

• effect or prevent a merger, sale of assets or other corporate transaction; and

• affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Bibik, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our Mr. Bibik, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  In order to comply with such requirements, our independent registered public accountants will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our independent registered public accountants and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

Because our headquarters and assets are located outside the U.S., investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the Company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters and assets are located outside the United States, in the Czech Republic.  Consequently, it may be difficult for investors to affect service of process on our sole officer and director and to enforce in the United States judgments obtained in United States courts against the Company and its sole officer and director based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us is likely not be enforceable in the Czech Republic .

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Bibik lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our CEO has never been responsible for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Mr. Bibik, who will receive no commissions.  He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Risks Associated with our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf . There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable.  Investors that require liquidity should also not invest in our common stock.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 3,000,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 5,000,000 shares outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 3,000,000 shares of our common stock since our inception on April 22, 2011. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.    The various offering amounts presented are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000

TOTAL BEFORE EXPENSES	23,100	43,100	63,100	83,100
OFFERING EXPENSES
Legal and Accounting	5,500	5,500	5,500	5,500
Publishing/Edgarizing	500	500	500	500
Transfer Agent	1000	1000	1000	1000
SEC Filing fee	10	10	10	10
TOTAL OFFERING EXPENSES	7,010	7,010	7,010	7,010
NET AFTER OFFERING EXPENSES	12,990	32,990	52,990	72,990
NET CASH – May 31, 2011	3,100	3,100	3,100	3,100
EXPENDITURES (1)
Maintaining reporting status	12,000	12,000	12,000	12,000
Office set up	2,000	2,000	3,000	4,000
Web site development	2,090	2,500	4,000	5,000
Advertising/marketing	-	15,000	30,000	35,000
Sales person	-	-	-	12,000
General administrative costs	-	4,590	7,090	8,090
	16,090	36,090

Net Remaining Balance	-0-	-0-	-0-	-0-

(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

If the Company is not successful in selling all 2,000,000 shares within the prescribed 180 day period (which may be extended an additional 90 days in our sole discretion), then we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this Prospectus.

Our offering expenses of approximately $7,010 are comprised primarily of legal and accounting expenses, publishing/Edgarization fees, SEC filing fees and transfer agent fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

If we are able to sell only 1,500,000, shares (75% of this offering) we can maintain our reporting requirements with the SEC and complete the development of our business to distribute Bohemian crystal, with the exception that we will have insufficient funds to hire a sales person.  If we are not able to sell a minimum of 500,000 shares (25% of this offering), we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada.  If we do not sell at least 500,000 shares (25% of this offering) we will not be able to maintain our reporting status with the SEC, remain in good standing with the state of Nevada and complete most of our website development.  If we are unable to complete the Maximum Offering of 2,000,000 shares, we will attempt to raised the funds needed to complete our Plan of Operation through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our Bohemian crystal products business, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 2,000,000 shares of common stock under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of May 31, 2011 was $2,600 or approximately $0.0008 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2011.

The following table sets forth as of May 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	15,590	35,590	55,590	75,590
Post offering net tangible book value per share	0. 0044	0. 0088	0. 0123	0. 0151
Pre-offering net tangible book value per share	0.0008	0.0008	0.0008	0.0008
Increase (Decrease) in net tangible book value per share after offering	0. 0036	0. 00080	0. 0115	0. 0143
Dilution per share	0. 0356	0. 0312	0. 0277	0. 0249
% dilution	89%	78%	69%	62%
Capital contribution by purchasers of shares	$ 20,000	$ 40,000	$ 60,000	$ 80,000
Capital Contribution by existing stockholders	3,000	3,000	3,000	3,000
Percentage capital contributions by purchasers of shares	86%	93%	95%	96%
Percentage capital contributions by existing stockholders	14%	07%	05%	04%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$12,990	$32,990	$52,990	$72,990
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	3,500,000	4,000,000	4,500,000	5,000,000
Purchasers of shares percentage of ownership after offering	24.2%	25%	33.33%	40%
Existing stockholders percentage of ownership after offering	85.8%	75%	66.67%	60%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
PLAN OF OPERATION

Overview

We were incorporated in the State of Nevada on April 22, 2011.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.    We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our business office is located at Pekarska 36, Brno, Czech Republic 60200.

We are a development stage company that has not generated any revenue and has had limited operations to date. From April 22, 2011 (inception) to May 31, 2011, we have incurred accumulated net losses of $ (400) .  As of May 31, 2011, we had total assets of $3,100, and total liabilities of $500, respectively.  Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our business is the distribution if Bohemian crystal produced in Czech Republic to Europe and North America.  We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Supply Agreement, dated June 30, 2011, with Autodily Rachot S.R.O., a Czech Republic limited liability company (“Autodily Rachot”), which is an established distributor of Bohemian crystal.  Autodily Rachot is a large and well-established supplier and distributor of Bohemian crystal of almost any kind in the Czech Republic.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase up to an aggregate of $250,000 of Bohemian crystal products (including boxes, bowls, mini vases, vases, an assortment of drinking glasses, plates, trays and bowls)  at item prices identified in the Supply Agreement, for a term which expires December 31, 2012.  The prices to be paid by us under the Supply Agreement are fixed and can be changed only with a supplemental written agreement between Autodily Rachot and us.  The Supply Agreement with Autodily Rachot provides for no minimum purchase requirements.  Autodily Rachot is currently a distributor, and not a manufacturer, of Bohemian crystal products.

Our customers will be asked to 100% prepay for the products. Customers will have three options to pay for our products: by credit card, by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. As soon as we receive prepayment for the products from our customers we will purchase these products from our supplier by wire transfer or credit card payment including shipping costs.  The purchased products will be shipped directly to the customers.

Set up Office.

Time Frame: 1 st - 3 rd months.

Upon completion of our offering we plan to set up office in Czech Republic and acquire the necessary equipment to begin operations.  We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations.  Vladimir Bibik, our sole officer and director will handle our administrative duties.

Develop Our Website.

Time Frame: 3 rd -5 th months.

When our office is set up, we intend to begin developing our website.  Our sole officer and director, Vladimir Bibik will be in charge of registering our web domain.  Once we register our web domain, we plan to hire a web designer to help us design and develop our website.  We do not have any written agreements with any web designers at current time.  We believe that it will cost between $2,500 and $5,000 for our website to be operational.  It will take up to 90 days to develop our website.  There will be information about us, the variety of Bohemian crystal we will offer, information on how to order our product and other information.  Updating and improving our website will continue throughout the lifetime of our operations.

Commence Marketing Campaign.

Time Frame: 6 th -12 th months.

Once our website is operational, we will begin to market our product.  We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers.  We also  expect  to get  new  clients  from  “word  of  mouth” advertising  where our new  clients will  refer  their  friend and colleagues to us.  We plan to attend trade shows in our industry to showcase our product with a view to find new customers.  We also will use internet promotion tools on Facebook and Twitter to advertise our products and company.  We intend to spend from $15,000 to $35,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate service agreements with potential wholesale customers.

Time Frame: 6 th -12 th months.

In the same time we start our marketing campaign, we plan to contact and start negotiation with potential wholesale customers , such as large department stores, gift stores and crystal ware distributors . Initially, our sole officer and director, Mr. Bibik, will look for potential wholesale customers. We will negotiate terms and conditions of collaboration.  Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson.

Time Frame: 8 th -12 th months.

If we sell 100% shares in this offering, we intend to hire one salesperson to introduce our products.  The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our Bohemian crystal.

Based on our current operating plan, we believe that we will start to generate revenue from selling our Bohemian crystal by the end of 2012.  We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities.  We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing,  arrangements  with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

Vladimir Bibik, our president will be devoting 20 hours per week to our operations.

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering. Until we start to sell our product, we do not believe that our operations will be profitable.  If we are unable to attract customers we may have to suspend or cease operations.  If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Revenues and Results of Operations

We have not generated any revenues since our inception on April 22, 2011.  During the period from inception to May 31, 2011, our operating expenses were comprised of general and administrative expenses of $400.

Our total assets at May 31, 2011 were $3,100, consisting solely of cash on hand.  We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $5,500.

Expenditures and Plan of Operation for the Remainder of Fiscal 2011

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Office set up:                             $2,000-$4,000

Advertising/Marketing:             $15,000-$35,000

Website development                $2,500-$5,000

General administrative costs:    $4,590-$8,090

Hire a salesperson:                    $12,000

Professional fees in

connection with reporting

obligations:                             $12,000

Total:                                        $36,090-$76,090

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to retain, on a consulting basis, engineers to conduct technical and economic feasibility studies. We are seeking funding from this offering to provide for administrative expenses related to operations while arranging for financing for our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

Liquidity and Capital Resources

We are a development stage company with no operating history.  We have not generated any revenues.  Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern.  We anticipate our company will experience substantial growth during the next two years.  This period of growth and the start-up of the business are likely to be a significant challenge to us.

Based on our budget shown above, we anticipate needing approximately $62,800 to meet our requirements for operating needs for the 12 months of the estimated budget. Our current cash on hand will not allow us to commence operations.  However, no assurance can be given that we will be able to do so.  Additionally, we will need to obtain financing in order to sustain our operations beyond the end of month 12.  We anticipate that our future cash needs will be approximately $50,000 for the twelve month period following the end of month 12, and we do not currently have any arrangements for financing such amount.  We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities.  No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2011.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes

Rainbow International, Incorp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

Per Share Information

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on April 22, 2011.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.    We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.  Our business office is located at Pekarska 36, Brno, Czech Republic 60200.

In General

Our business is the distribution if Bohemian crystal produced in Czech Republic to Europe and North America.  We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Supply Agreement, dated June 30, 2011, with Autodily Rachot S.R.O., a Czech Republic limited liability company (“Autodily Rachot”), which is an established distributor of Bohemian crystal.  Autodily Rachot is a large and well-established supplier and distributor of Bohemian crystal of almost any kind in the Czech Republic.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase up to an aggregate of $250,000 of Bohemian crystal products (including boxes, bowls, mini vases, vases, an assortment of drinking glasses, plates, trays and bowls)  at item prices identified in the Supply Agreement, for a term which expires December 31, 2012.  The prices to be paid by us under the Supply Agreement are fixed and can be changed only with a supplemental written agreement between Autodily Rachot and us.  The Supply Agreement with Autodily Rachot provides for no minimum purchase requirements.  Autodily Rachot is currently a distributor, and not a manufacturer, of Bohemian crystal products.

The total estimated amount of funds required to develop our business is $ 62,800, which is also the amount we need to meet our requirements for operating needs for the next 12 months of our estimated budget.  We need funds for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.   The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole officer and director, Vladimir Bibik, though we do not have an agreement from Mr. Bibik for such cash advances.

We will distribute our crystal in the European and North American markets to both retail and wholesale customers.  We do not intend to store inventory for any period of time.  The orders will be shipped to the customers depending on customers’ requests.   Customers will be responsible for the custom duties, taxes or any other additional charges that might incur.  All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.

Our products will be offered at prices marked-up from 15% to 20% of our purchase price to retail customers and 10% to15% of our purchased price to wholesale customers.   We plan to accept retail orders on-line only.  We do not intend to offer any credit terms relating to order payments.   Our customers will be asked to 100% prepay for the products.  Customers will also be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill.  This will apply to both retail and wholesale customers purchasing our Bohemian crystal.

Product Overview or History of Bohemian Crystal

Czech crystal dates back to the renaissance period, and the people’s desire for antique cut stones.  At the beginning of the 17th century the first Italian and German cutters began to cut the natural crystal found throughout the Czech Republic. They called it “mountain crystal.”  In 1683, Michael Muller, production manager in Janouskova glassworks near Vimperk, discovered chalk glass similar to the natural crystal and most Bohemian glass factories decided to use this instead.

By the beginning of the 18th century, Bohemian crystal had a strong control over world markets for crystal.  All attempts by businesses in regions outside of the Bohemia region to imitate original Bohemian crystal were unsuccessful until the beginning of the 19th century, when the demand for traditional Bohemian crystal crashed as a new type of glass had been discovered - English lead crystal.  Only a few Bohemian glassworks stayed afloat, the rest were soon bankrupt. The new English glass could be melted at lower temperatures, engraved and cut easier.

Therefore, its price was much lower.  Czech glass makers in the Bohemia region simply did not respond fast enough to the market demand for the lead crystal. The market demand was Bohemian crystal was weak, until the second half of the 19th century when the market for Bohemian crystal again improved the handmade and hand cut Bohemian lead crystal regained market demand, and the crystal still maintains its unique appearance today.

Our Products

Bohemian crystal contains 24% lead which gives a crystalline sparkle.  The unique designs in crystal artwork and superior product created from this magnificent glass have made it popular around the world. As well as traditional glass products, new, modern designs are developed by the factories and workshops to ensure Bohemian crystal maintains its appeal.  Hand cut crystal appears in many forms, including vases, wine and champagne glasses, plates, trays, baskets, fruit bowls and decanters.  These beautiful items are perfect for wedding gifts , anniversary gifts or corporate gift s.

Bohemian crystal is known for its clarity, sparkle and transparency as well as for thin, shining, liquid-like quality and expert craftsmanship.  Our mission is to bringing our customers the high quality Bohemian crystal at competitive price.  Our supplier who represents only the most renowned and oldest European crystal manufacturers agreed to supply us with many kinds of Bohemian crystal products.  We will transmit any orders received to our supplier for shipment.  Our customers will be responsible to cover the shipping costs.  Shipping costs will be added automatically to a customer’s final bill.

Potential customers

We plan to sell our products to both, retail and wholesale customers.  Our retail customers can purchase our products from any countries from all over the world placing their orders on our website and paying by credit card.   Our President and sole director, Mr. Vladimir Bibik will market our products and negotiate agreements with potential wholesale customers in European and North American countries.  We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to market our products and acquire potential customers.  We plan to attend trade shows in our industry to showcase our product with a view to find new customers.  If we sell 100% of the shares in this offering, we plan to hire a sales representative.  The salesperson’s job will be to find new wholesale customers and execute agreements with them to buy our products.

We range of potential purchasers that we will seek as customers include:

• Retail customers purchasing our Crystal on-line;

• Large department stores such as Sears, Kmart, Macy’s;

• Small gift stores;

• Other on-line stores selling Crystal and any kind of gifts;

• Other Cristal distributors.

Competition

There are many well-established manufacturing, distribution and retail sales companies selling Bohemian crystal.  We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers.  Most of our competitors have greater financial resources and may be able to withstand sales or price decreases well than we can.  We also expect to continue to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Bohemian crystal is distributed by many companies as well as numerous stores and websites in Europe and North America.  To compete with other companies, we plan is to use helpful customer service and offer wide assortment of Bohemian crystal at competitive prices.  We will take significant efforts to promote our product using marketing and internet tools.

Website Marketing Strategy

We plan to develop a website to market and display our products.  As of the date of this prospectus we have not yet identified or registered any domain names for our website.  To accomplish this, we plan to contract an independent web designing company.  Our website will describe our products in detail, show our contact information, and include some general information and pictures of Bohemian crystal.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible.  Our website will offer a large array of Bohemian crystal and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced Bohemian crystal.  Our online store will provide customers with an easy-to-use shopping alternative. T he website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their homes or offices.  We will attempt to provide a customer service department via email where consumers can resolve order and product questions.

Agreement with our supplier

On June 30, 2011, we entered into a Supply Agreement, with Autodily Rachot S.R.O., a Czech Republic limited liability company (“Autodily Rachot”), which is an established distributor of Bohemian crystal.  Autodily Rachot is a large and well-established supplier and distributor of Bohemian crystal of almost any kind in the Czech Republic.  The terms and conditions of the Supply Agreement provide that, among other things, we have the right to purchase up to an aggregate of $250,000 of Bohemian crystal products (including boxes, bowls, mini vases, vases, an assortment of drinking glasses, plates, trays and bowls)  at item prices identified in the Supply Agreement, for a term which expires December 31, 2012.  The prices to be paid by us under the Supply Agreement are fixed and can be changed only with a supplemental written agreement between Autodily Rachot and us.  The Supply Agreement with Autodily Rachot provides for no minimum purchase requirements.  Autodily Rachot is currently a distributor, and not a manufacturer, of Bohemian crystal products.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

 Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by Czech Republic or any of the North American counties in which we plan to distribute Bohemian crystal products will have a material impact on the way we conduct our business.

Patents, Trademarks and Copyrights

We do not own, either legally or beneficially, any patents or trademarks.  We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Research and Development Activities and Costs

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

Facilities

We currently do not own any physical property or own any real or intangible property.  Our current business address is Pekarska 36, Brno, Czech Republic 60200.  Our telephone number is (786) 715-1147.

Vladimir Bibik, our sole officer and director, works on Company business from a home office.  This location serves as our primary office for planning and implementing our business plan.  Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.  The Company intends to lease its own offices at such time as it has sufficient financing to do so.

Employees and Employment Agreements

We have no employees as of the date of this prospectus.  Our sole officer and director, Vladimir Bibik, is an independent contractor to the Company and currently devotes approximately 20 hours per week to company matters.  After receiving funding, Mr. Bibik plans to devote as much time as the Board of Directors determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will hire full time management and administrative support personnel.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

DESCRIPTION OF PROPERTY

We do not currently own any real property.  Our corporate offices are located at Pekarska 36, Brno, Czech Republic 60200.  Mr. Bibik is providing us this office space free of charge. This location will serve as our primary executive offices for the foreseeable future.  Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name	Age	Position
Vladimir Bibik	26	President, Secretary, Treasurer and Director

Vladimir Bibik has served as our President, Treasurer and Director since our formation on April 22, 2011.  Since 2006, Mr. Bibik has been studying, from the Czech Republic, as a History major at Saint Petersburg University, Russia, via its distance education program.  Since 2006, Mr. Bibik has also been self employed operating a business of placing and operating amusement machines in public venues in the Czech Republic.

Mr. Bibik’s youth, excellent English language skills and enthusiasm for entrepreneurship led to our conclusion that Mr. Bibik should be serving as a member of our Board of Directors.

Term of Office

Each of our directors serves for a term on our Board of Directors that expires until the next annual meeting of shareholders, until his successor shall have been elected and qualified, or until his earlier resignation, death or removal from office in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, both of whom also serve as officers of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mr. Bibik is not “independent” within the meaning of such rules.

Significant Employees

We have no employees.  Our sole officer and director, Vladimir Bibik, is an independent contractor to us and currently devotes approximately 20 hours per week to Company matters.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Promoters

Vladimir Bibik, our sole officer and director, is also a promoter of the Company because he took the initiative in founding and organizing the business of the Company.

On May 27, 2011, we offered and sold to Mr. Bibik, a total of 3,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

Mr. Bibik loaned us $75 on April 22, 2011; $325 0n April 28, 2011; and $400 on May 31, 2011.  These loans are non-interest bearing, due upon demand and unsecured.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal year ended May 31, 2011, for its executive officers.

Summary Compensation Table

Non-Equity
Name and						Incentive	Nonqualified
Principal				Stock	Option	Plan	Deferred	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
Vladimir Bibik (1)	2011	0	0	0	0	0	0	0	0

(1) President, Secretary, Treasurer and Director.

Employment Agreements, Termination of Employment, Change-In-Control Arrangements

There is currently no employment or other contract or arrangement with any of our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to officers that would result from their resignation, retirement or other termination from us. There are no arrangements for our officers that would result from a change-in-control.  None of our officers have received monetary compensation since our inception to the date of this prospectus.

Stock Option Grants

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance.  No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at May 31, 2011.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of May 31, 2011:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Vladimir Bibik (1)	0	0	0	0	0	0	0

(1) President, Secretary, Treasurer and Director.

We have not compensated our directors for their service on our Board of Directors since our inception.  There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 27, 2011, we offered and sold to Vladimir Bibik, our President, Secretary, Treasurer and Director, a total of 3,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

Vladimir Bibik, our President, Secretary, Treasurer and sole director, loaned us $75 on April 22, 2011; $325 0n April 28, 2011; and $400 on May 31, 2011.  These loans are non-interest bearing, due upon demand and unsecured.

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on May 31, 2011, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage (3)
Vladimir Bibik President, Secretary, Treasurer and Director	3,000,000 shares of common stock	100%
All Directors and Officers as a Group (2 persons)	3,000,000 shares of common stock	100%

(1)  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for each beneficial owner is Pekarska 36, Brno, Czech Republic 60200.

(2) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.  As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding.

(3)  Based on 3,000,000 shares of common stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

Rainbow International has 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.  The offering is a direct primary being conducted on a self-underwritten, basis,

In connection with the Company’s selling efforts in the offering, Vladimir Bibik will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Mr. Bibik is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Bibik will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Bibik is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor have has been within the past 12 months, associated persons of a broker or dealer.  At the end of the offering, Mr. Bibik will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Mr. Bibik will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Rainbow International will receive all proceeds from the sale of the 2,000,000 shares being offered.  The price per share is fixed at $0.04 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Rainbow International has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Rainbow International will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

No provision in our Bylaws would have an effect of delaying, deferring or preventing a change in control of the Company or would operate only with respect to an extraordinary corporate transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

The Law Offices of Thomas E. Puzzo, PLLC., with an address of 4216 NE 70th Street, Seattle, Washington 98122, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, who is also our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are not authorized to issue preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Rainbow International, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.  Thomas J Harris, CPA, our independent registered public accountants, have audited our financial statements for the period ended May 31, 2011, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J Harris, CPA, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

RAINBOW INTERNATIONAL, CORP.

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

RAINBOW INTERNATIONAL, CORP.

Henderson, NV

We have audited the balance sheet of RAINBOW INTERNATIONAL, CORP. a development stage company, as at May 31, 2011, the statements of earnings and deficit, stockholders’ deficiency and cash flows the years then ended and for the period from inception April 22, 2011 to May 31, 2011. Theses financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAINBOW INTERNATIONAL, CORP. a development stage company, as of May 31, 2011 and the results of its operations and its cash flows for the period from inception April 22, 2011 to May 31, 2011 in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas J Harris, CPA

June 21, 2011

RAINBOW INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
MAY 31, 2011
ASSETS
Current Assets
Cash	$ 3,100
Total Current Assets	3,100
TOTAL ASSETS	$ 3,100
LIABILITIES
Loans from Shareholders	500
TOTAL LIABILITIES	500
STOCKHOLDER’S EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Deficit accumulated during the development stage	(400)
TOTAL STOCKHOLDER’S EQUITY	2,600
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 3,100

See accompanying notes to financial statements

RAINBOW INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 22, 2011 (INCEPTION) TO MAY 31, 2011
REVENUES	$ 0
EXPENSES
General & Administrative Expenses	400
TOTAL EXPENSES	400
NET LOSS FROM OPERATIONS	(400)
PROVISION FOR INCOME TAXES	0
NET LOSS	$ (400)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	375,000

See accompanying notes to financial statements

RAINBOW INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM APRIL 22, 2011 (INCEPTION) TO MAY 31, 2011
	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Equity
Balance at Inception on APRIL 22, 2011	-	$ -	$ -	$ -
MAY 27, 2011
Shares sold at $0.001 per share	3,000,000	3,000		3,000
Net loss for the period ended MAY 31, 2011	-	-	(400)	(400)
Balance, MAY 31, 2011	3,000,000	$ 3,000	$ (400)	$ 2,600

See accompanying notes to financial statements

RAINBOW INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 22, 2011 (INCEPTION) TO MAY 31, 2011
Cash Flows from (used in) Operating Activities
Net Income (Loss)	$ (400)
Net Cash provided by (used in) Operating Activities	(400)

Cash Flows from (used in) Investing Activities
Net Cash provided by (used in) Investing Activities	0

Cash Flows from (used in) Financing Activities
Loans from Shareholders	500
Sale of Common Shares	3,000
Net Cash provided by (used in) Financing Activities	3,500

Increase (Decrease) in Cash and Cash Equivalents	3,100
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 3,100

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements

RAINBOW INTERNATIONAL, CORP.

(A Development Stage Company)

Notes to Financial Statements

MAY 31, 2011

1. ORGANIZATION AND BUSINESS OPERATIONS

RAINBOW INTERNATIONAL, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 22, 2011.  Our business is the distribution of Bohemian Crystal produced in Czech Republic. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on April 22, 2011 through May 31, 2011 the Company has accumulated losses of $400.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $400 as of May 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of  three months or less at the time of issuance to be cash equivalents.  The Company had $3,100 cash and $-0- cash equivalents as of May 31, 2011.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

 Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

   Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is May 31.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period April 22, 2011 (inception) to May 31, 2011.

3. COMMON STOCK

The authorized capital of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share. On May 27, 2011, the Company issued 3,000,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $3,000.

4. INCOME TAXES

As of May 31, 2011 the Company had net operating loss carry forwards of $400 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

On April 22, 2011 a Director had loaned the Company $75.On April 28, 2011 a Director had loaned the Company $325. On May 27, 2011 a Director had loaned the Company $100.

As of May 31, 2011 total  loan amount was $400. The loan is non-interest bearing, due upon demand and unsecured.

On May 27, 2011, the Company sold 3,000,000  shares  of  common stock at a price of $0.001 per share to its director.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from May 31, 2011 through June 21, 2011 , the date whereupon the financial statements were issued,  and has determined that there are no items to disclose.

________________

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

RAINBOW INTERNATIONAL, INCORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$10
Legal and accounting fees and expenses	$5,500
Publishing/Edgarizing	$500
Transfer Agent	$1,000
TOTAL	$7,010

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

• indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

• advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

• obtain directors’ and officers’ insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 27, 2011, we offered and sold to Vladimir Bibik, our President, Secretary, Treasurer and Director, a total of 3,000,000 shares of common stock for a purchase price of $0.001 per share for aggregate proceeds of $3,000. The Company made the offer and sale in reliance on the exclusion from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US. No commission or finder’s fee was paid in connection with the sale of any securities.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion re: Legality and Consent of Counsel
10.1	Supply Agreement, dated June 30, 2011, by and between Registrant and Autodily Rachot S.R.O., a Czech Republic limited liability company. (1)
10.2	Form of Subscription Agreement (2)
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Thomas J Harris, CPA

(1) Incorporated by reference to Form S-1 (File No. 333-175337), filed with the Commission on July 5, 2011.

      (2) Incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-175337), filed with the Commission on August 9, 2011.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Brno, Czech Republic, on August 24 , 2011.

RAINBOW INTERNATIONAL, INCORP.

By:	/s/	Vladimir Bibik
	Name:	Vladimir Bibik
	Title:	President, Secretary, Treasurer and Director
(principal executive officer, principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vladimir Bibik, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Rainbow International, Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Vladimir Bibik	President, Secretary, Treasurer and Director	August 24 , 2011
(principal executive officer, principal financial officer and principal accounting officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion re: Legality and Consent of Counsel
10.1	Supply Agreement, dated June 30, 2011, by and between Registrant and Autodily Rachot S.R.O., a Czech Republic limited liability company. (1)
10.2	Form of Subscription Agreement (2)
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Thomas J Harris, CPA

(1) Incorporated by reference to Form S-1 (File No. 333-175337), filed with the Commission on July 5, 2011.

      (2) Incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-175337), filed with the Commission on August 9, 2011.